As filed with the Securities and Exchange Commission on  May 12,
1997

                                            Registration No. 333-
_________________________________________________________________
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933

                 INTERRA FINANCIAL INCORPORATED
     (Exact name of registrant as specified in its charter)

            Delaware                  41-1228350
  (State or other jurisdiction          (I.R.S. Employer
  of incorporation or organization)      Identification No.)

            Dain Bosworth Plaza
            60 South Sixth Street
          Minneapolis, Minnesota               55402-4422
 (Address of Principal Executive Offices)      (Zip Code)

                     INTERRA RETIREMENT PLAN
                    (full title of the plan)
     Copy to:

                      Carla J. Smith, Esq.
                     Senior Vice President,
                  General Counsel and Secretary
                 Interra Financial Incorporated
                       Dain Bosworth Plaza
                      60 South Sixth Street
               Minneapolis, Minnesota  55402-4422
             (Name and address of agent for service)

                         (612) 371-7858
  (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE
_________________________________________________________________
                               Proposed  Proposed
                                maximum   maximum
                     Amount     offering  aggregate    Amount of
Title of securities   to be    price per  offering   registration
to be registered    registered  share(1)  price(1)         fee
_________________________________________________________________
Common Stock
($.125 par value)   1,500,000  $38.8125  $58,218,750   $17,642.05

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h), based upon the average of the high and low prices of the Common Stock on May 7, 1997, as reported on the New York Stock Exchange.

     Pursuant  to   General  Instruction  E  of  Form  S-8,  this
Registration Statement relates to the registration of additional shares of Common Stock, $.125 par value ("Common Stock"), of the Registrant under the Registrant's Retirement Plan (the
"Plan"). This  Registration   Statement  incorporates   by
reference the Registrant's Registration Statement on Form S-8 with respect to the Plan (File Nos. 33-39621, 33-25979, 33-13068,
33-10242, 2-90634, 2-61514,  2-57759, 2-53289  and 2-51150),
including post-effective amendments thereto.
_________________________________________________________________

     PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          The following documents, which have been filed by Interra Financial Incorporated (formerly known as Inter-Regional Financial Group, the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended
     (the "Exchange Act"), since December 31, 1996.

          (c) The description of the Company's Common Stock contained in any Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All other reports and any definitive proxy or information statements subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filling of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers

          Not applicable

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

Exhibit

Number    Description
------    -----------------------------------------------------
 4.1 Restated Certificate of Incorporation of the Company, as amended to date.

 4.2 Amended and Restated Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8, dated March 14, 1995, as amended on April 30, 1996, File No. 33-58069).

 5.1      Opinion of Dorsey & Whitney LLP regarding legality.

23.1      Consent of KPMG Peat Marwick LLP.

23.2      Consent of Dorsey & Whitney LLP (included in Exhibit
          5.1 to this Registration Statement).

24.1      Power of Attorney.

Item 9.   Undertakings

     A.   Post-Effective Amendments

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by section
          10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.   Subsequent Documents Incorporated by Reference

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.   Claims for Indemnification

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 12, 1997.

                              INTERRA FINANCIAL INCORPORATED


                              By Daniel J.Reuss
                                 ----------------------------
                                 Daniel J. Reuss
                                 Senior Vice President,
                                 Controller and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Name                     Title                        Date

Irving Weiser          Chairman of the Board,          May 12, 1997
--------------------   President, Chief Executive
Irving Weiser          Officer and Director
                       (principal executive officer)

Louis C. Fornetti      Executive Vice President        May 12, 1997
--------------------   and Chief Financial Officer
Louis C. Fornetti      (principal financial officer)

Daniel J. Reuss        Senior Vice President,          May 12, 1997
--------------------   Controller and Treasurer
Daniel J. Reuss        (principal accounting
                       officer)


       *               Executive Vice President and    May 12, 1997
--------------------   Director
John C. Appel

       *               Executive Vice President and    May 12, 1997
--------------------   Director
William A. Johnstone

       *               Director                        May 12, 1997
--------------------
J. Evans Attwell

       *               Director                        May 12, 1997
--------------------
Susan S. Boren

       *               Director                        May 12, 1997
--------------------
F. Gregory Fitz-Gerald

       *               Director                        May 12, 1997
C.A. Rundell, Jr.

       *               Director                        May 12, 1997
--------------------
Robert L. Ryan

       *               Director                        May 12, 1997
--------------------
Arthur R. Schulze, Jr.


*By:Daniel J. Reuss
    -----------------
    Daniel J. Reuss
    Attorney-in-fact


     Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 12, 1997.

                                   INTERRA RETIREMENT PLAN

                                   Daniel J. Reuss
                                   ---------------------------
                                   Daniel J. Reuss
                                   Senior Vice President,
                                   Treasurer and Controller


                          EXHIBIT INDEX

 Exhibit
 Number   Description
-------   ----------------------------------------------------
 4.1 Restated Certificate of Incorporation of he Company, as amended to date

 4.2 Amended and Restated Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8, dated March 14, 1995, as amended on April 30, 1996, File No. 33-58069)

 5.1      Opinion of Dorsey & Whitney LLP regarding legality

23.1      Consent of KPMG Peat Marwick LLP

23.2      Consent of Dorsey & Whitney LLP (included in
          Exhibit 5.1 to this Registration Statement)

24.1      Power of Attorney